UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2008
Western Digital Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

20511 Lake Forest Drive
Lake Forest, California	92630
(Address of Principal Executive Offices)	(Zip Code)
(949) 672-7000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On September 11, 2008, the Compensation Committee of the Board of Directors of Western Digital Corporation (the “Company”) approved an increase in the annual base salary for John F. Coyne, the Company’s President and Chief Executive Officer, from $800,000 to $900,000, effective September 22, 2008. The Compensation Committee also approved an increase in the target bonus percentage for Mr. Coyne under the Western Digital Corporation Incentive Compensation Plan (the “ICP”) from 125% of his semi-annual base salary to 150% of his semi-annual base salary. Such increase will be effective commencing with the 6-month performance period beginning December 27, 2008 and ending July 3, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation (Registrant)
	By:	/s/ Raymond M. Bukaty
Date: September 17, 2008		Raymond M. Bukaty
Senior Vice President, Administration, General Counsel and Secretary